Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PHAGE BIOTECHNOLOGY CORPORATION

Phage Biotechnology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

(1) The name of the Corporation is Phage Biotechnology Corporation. The date of the filing of its original Certificate of Incorporation (the “Original Certificate”) with the Secretary of State of the State of Delaware was December 11, 1998, under the name Phage Biotechnology Corporation.

(2) Pursuant to Section 242(b) of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has approved, the amendments to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment.

(3) Article 4. of the Certificate of Incorporation of the Corporation is amended to insert the following paragraph as the second paragraph of Article 4:

“Effective immediately upon the filing of this Certificate of Amendment with the Delaware Secretary of State, each one (1) share of outstanding Common Stock shall, without further action by this Corporation or the holder thereof, automatically become two hundred (200) shares of fully paid and nonassessable shares of Common Stock. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation.”

IN WITNESS WHEREOF, Phage Biotechnology Corporation has caused this Certificate of Amendment to be executed by the undersigned authorized officer, on this 20th day of May, 2005.

PHAGE BIOTECHNOLOGY CORPORATION

By	/s/ DANIEL C. MONTANO
Its	Chief Executive Officer

Delaware

The First State

I, HARRIET SMITH, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PHAGE BIOTECHNOLOGY CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MAY, A.D. 2005, AT 9:31 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

2977741 8100	AUTHENTICATION:	3903976
050421295	DATE:	05-24-05